SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2014

Oxford City Football Club, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 23, 2013, Oxford City Football Club, Inc. (the “Company”) entered into an equity purchase agreement with Tarpon Bay Partners LLC, a Florida limited liability company (“Tarpon”), whereby Tarpon will purchase up to $15,000,000 of the Company’s common stock, to be registered in a Form S-1 registration statement (the “Shares”).  The agreement will have a two-year term unless sooner terminated in the event $15,000,000 of the Company’s common stock has already been sold to Tarpon.

During the term, the Company will have the right to deliver a put notice (“Put Notice”) to Tarpon requiring it to purchase a number of such Shares for a specific amount (the “Investment Amount”).  The Purchase Price of the Common Stock under the Equity Purchase Agreement is equal to ninety percent to the lowest closing bid price, quoted by the exchange or principal market Company’s Common Stock is traded on, on any trading day during the ten (10) trading days immediately after the Company delivers to Tarpon a Put notice in writing requiring Tarpon to purchase shares of the Company subject to certain terms of the Equity Purchase Agreement.

The Company will deliver to Tarpon, simultaneously with delivery of a Put Notice, a number of Shares equal to 125% of the Investment Amount divided by the closing price of the Company’s common stock on the day preceding the Put Notice date (the “Estimated Put Shares”).  The actual number of Shares purchased by Tarpon for the Investment Amount shall then be calculated by dividing the Investment Amount by the Purchase Price.  Any excess Estimated Put Shares shall then be returned to the Company.

The number of Shares sold to Tarpon at any time shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Tarpon, would result in Tarpon owning more than 9.99% of all of the Company’s common stock then outstanding.  Also as part of the equity purchase agreement, the Company issued a promissory note to Tarpon for $125,000, with 10% interest.  This note matures on March 31, 2015 and is not convertible into common stock.  Finally, as part of the equity purchase agreement, Tarpon is prohibited from executing any short sales of the Company’s common stock during the term of the equity purchase agreement.

On December 9, 2013, the Company also entered into a registration rights agreement with Tarpon, requiring the Company to register, per the Securities Act of 1933, the Shares to be sold to Tarpon.   The Company is required to prepare and file the registration statement for the Shares within 120 days of September 23, 2013.

The foregoing descriptions of the equity purchase agreement and registration rights agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to, and incorporated by reference in, this report.

Item 2.03 Creation of a Direct Financial Obligation

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

On September 23, 2014, the Company issued the promissory note to Tarpon as described above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Equity Purchase Agreement between the Company and Tarpon Bay Partners LLC dated September 23, 2014
10.2	Registration Rights Agreement between the Company and Tarpon Bay Partners LLC dated September 23, 2014
10.3	Promissory Note dated September 23, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero

Thomas Guerriero
CEO

Date: September 29, 2014

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